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                                                                    Exhibit 23.1

The Board of Directors
Blue Martini Software, Inc.

   We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

Mountain View, California
May 2, 2000